Exhibit 10.2

EXECUTION COPY

VOTING AND STANDSTILL AGREEMENT

THIS VOTING AND STANDSTILL AGREEMENT (this “Agreement”) is made and entered into as of January 10, 2011 by and among iGate Corporation, a Pennsylvania corporation (the “Company”), Viscaria Limited, a private company limited by shares formed under the Laws of Cyprus (the “Investor”) and each of Mr. Sunil Wadhwani, Wadhwani Partners No. 1 LP, Wadhwani Partners No. 2 LP, Sunil and Nita Wadhwani Family Foundation, Mr. Ashok Trivedi and The Trivedi Family Qualified Subchapter S Trust (collectively, the “Shareholders”, and each a “Shareholder”).

WHEREAS, the Investor is party to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Investor (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the Investor and the Shareholders wish to agree among themselves as to the taking of certain actions with respect to the Shareholder Approval; and

WHEREAS, the Investor and the Shareholders also wish to agree among themselves as to the taking of actions with respect to the election of certain directors to the Board; and

WHEREAS, the Investor and the Shareholders also wish to agree among themselves as to the taking of actions with respect to any additional approvals of the Shareholders required to fully effectuate the Investor’s rights under Section 3.1 (Right of First Offer) and Section 3.3 (Preemptive Rights) of the Investor Rights Agreement and Section 4(b) (Participating Dividends) of the Series B Statement with Respect to Shares; and

WHEREAS, as a condition of the willingness of the Investor to enter into the Purchase Agreement, and as an inducement and in consideration therefor, each Shareholder has entered into this Agreement, and

WHEREAS, each Shareholder owns the number of shares of common stock, par value $0.01 per share, of the Company as set forth on Schedule A hereto (the “Common Stock”), together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by any Shareholder after the date hereof and prior to the Expiration Time (as defined in Section 1.1 hereto), including any such shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXIES

Section 1.1 Voting by the Shareholders. From and after the date hereof until the termination of this Agreement in accordance with Article VI (the “Expiration Time”), each Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, each Shareholder will (i) appear at such meeting or otherwise cause its Covered Securities (as defined below) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of such Shareholder’s voting securities beneficially owned or controlled by such Shareholder as of the relevant time (the “Covered Securities”),

(a)	in favor of the Shareholder Approval;

(b)	for so long as Investor and its Affiliates hold, in the aggregate, at least one third of the Conversion Stock issuable as of the Second Closing Date (or the First Closing, if the Second Closing has not yet occurred) (whether or not such Conversion Stock has been issued or is held through Preferred Stock or as a combination thereof), in favor of the election of each Series B Director (as defined in the Series B Statement with Respect to Shares) to the Board;

(c)	in favor of any additional approvals of the shareholders of the Company required under any regulation or rule of any Trading Market (as defined in the Series B Statement with Respect to Shares) on which the Company’s stock is listed, in order to fully effectuate the Investor’s rights under Section 3.1 (Right of First Offer) and Section 3.3 (Preemptive Rights) of the Investor Rights Agreement and Section 4(b) (Participating Dividends) of the Series B Statement with Respect to Shares; and

(d)	against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the approvals and actions in Sections 1.1(a), (b) or (c) hereto.

Section 1.2 Voting by the Investor. Subject to the occurrence of the First Closing, from and after the effectiveness of the First Closing until the Expiration Time, the Investor irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, the Investor will (i) appear at such meeting or otherwise cause its Investor Securities (as defined below) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by written consent, if applicable) all of the Investor’s voting Preferred Stock and Conversion Stock (collectively, the “Investor Securities”) beneficially owned or controlled by the Investor as of the relevant time,

(a)	for so long as Sunil Wadhwani and his Affiliates beneficially own, in the aggregate, not less than three percent (3%) of the total outstanding Common Stock, in favor of the election of Sunil Wadhwani (or his nominee) to the Board;

(b)	for so long as Ashok Trivedi and his Affiliates beneficially own, in the aggregate, not less than three percent (3%) of the total outstanding Common Stock, in favor of the election of Ashok Trivedi (or his nominee) to the Board; and

(c)	against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the election of such Shareholder (or respective nominee) to the Board.

Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Investor, the Company and each of the Shareholders acknowledge and agree that this Section 1.2 shall temporarily be of no force or effect immediately upon the occurrence and continuation of an (i) Event of Noncompliance (as defined in the Series B Statement with Respect to Shares) or (ii) Event of Default (as defined in the Investor Rights Agreement), in each case, through the time such Event of Noncompliance or Event of Default, as applicable, shall have been cured.

ARTICLE II

GRANT OF IRREVOCABLE PROXIES; APPOINTMENT OF PROXIES

Section 2.1 Grant of Irrevocable Proxies. From and after the date hereof until the Shareholder Approval is obtained, each Shareholder hereby irrevocably and unconditionally grants to, and appoints, the Company and any designee thereof as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Covered Securities in accordance with Section 1.1(a) hereto.

Section 2.2 Affirmation of Irrevocable Proxy. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Article II is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of each Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Article II, is intended to be irrevocable. If for any reason a proxy granted herein is not irrevocable, then each Shareholder agrees to vote the Covered Securities in accordance with Section 2.1 above as instructed by the Company in writing. The parties agree that the foregoing is a voting agreement.

Section 2.3 Restrictions on Transfers. Each Shareholder hereby agrees that from the date hereof until the Shareholder Approval is obtained, he, she or it shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or similar disposition of (by merger, by testamentary disposition, by operation of Law or otherwise), any Covered Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b); provided, that the restrictions set forth in this Section 2.3 shall not apply to any transfers by any Shareholder to any Person in connection with estate planning so long as such Person agrees to be bound by the terms of this Agreement.

Section 2.4 Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except for this Agreement, each Shareholder (a) has not entered into any voting agreement or arrangement or voting trust with respect to the Covered Securities and (b) has not granted a proxy, consent or power of attorney with respect to the Covered Securities. Each Shareholder hereby represents that any proxies heretofore given in respect of such Shareholder’s Covered Securities, if any, are revocable, and hereby revokes such proxies.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH SHAREHOLDER

Section 3.1 Representations and Warranties. Each Shareholder represents and warrants to the Investor as follows: (a) such Shareholder, if an individual, has full legal right and capacity to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the actions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or the actions contemplated hereby, (c) assuming this Agreement constitutes the valid and binding agreement of each of the other Shareholders and the Investor, this Agreement constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, (d) the execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or agreement binding upon such Shareholder or such Shareholder’s Covered Securities, nor require any authorization, consent or approval of, or filing with, any governmental entity, except for filings with the United States Securities and Exchange Commission by such Shareholder, and (e) except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” Laws of the various states of the United States, such Shareholder owns, beneficially and of record, or controls all of his, her or its Covered Securities (and will own, beneficially and on record, or control any additional Covered Securities acquired after the date hereof) free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Agreement) and has sole voting power with respect to such Covered Securities and sole power of disposition with respect to all of such Shareholder’s Covered Securities, with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto and no person other than such Shareholder has any right to direct or approve the voting or disposition of any of the Shareholder’s Securities.

Section 3.2 Covenants. Each Shareholder hereby:

(a) agrees, prior to the Expiration Time, not to take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by each Shareholder of its obligations under this Agreement;

(b) agrees that the Company may permit the Investor to publish, if required under applicable Law, such Shareholder’s identity and ownership of Common Stock and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement in any proxy statement used in connection with soliciting the Shareholder Approval;

(c) shall and does authorize the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Securities (and that this Agreement places limits on the voting and transfer of such shares); and

(d) agrees that, upon request of the Investor, each Shareholder shall execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Investor to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Section 4.1 Representations and Warranties of the Investor. The Investor hereby represents and warrants to each of the Shareholders and the Company as follows: (a) this Agreement has been duly and validly authorized by the Investor, (b) this Agreement has been duly executed and delivered by the Investor, (c) assuming this Agreement constitutes a valid and binding agreement of each Shareholder and the Company, as applicable, this Agreement constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms and (d) the execution and delivery of this Agreement by the Investor does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or agreement or organizational documents binding upon the Investor, nor require any authorization, consent or approval of, or filing with, any governmental entity except for filings with the United States Securities and Exchange Commission by such Shareholder.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Section 5.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Shareholders and to the Investor as follows: (a) this Agreement has been duly and validly authorized by the Company, (b) this Agreement has been duly executed and delivered by the Company, (c) assuming this Agreement constitutes a valid and binding agreement of each Shareholder and the Investor, as applicable, this Agreement constitutes a valid and binding agreement of the Company, as applicable, enforceable against the Company, as applicable, in accordance with its terms and (d) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or agreement or organizational documents binding upon the Company, nor require any authorization, consent or approval of, or filing with, any governmental entity except for filings with the United States Securities and Exchange Commission by the Company.

Section 5.2 Covenants. The Company hereby agrees to vote or cause to be voted the Covered Securities only in accordance with this Agreement.

ARTICLE VI

TERMINATION

Section 6.1 This Agreement shall automatically terminate and be of no further force or effect upon the date on which both the Shareholder Approval has been obtained and the Shareholders are no longer required to vote to elect each Series B Director pursuant to Section 1.1(b) of this Agreement; provided that this Agreement shall automatically terminate upon the termination of the Purchase Agreement in accordance with its terms prior to the First Closing. Notwithstanding the preceding sentence, Article VII shall survive any termination of this Agreement. Nothing in this Article VI shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Expenses. Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

Section 7.2 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by facsimile or electronic transmission, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by written notice to the other party:

To the Company:

iGate Corporation

6528 Kaiser Drive,

Fremont, CA 94555

Attention: Phaneesh Murthy

Fax:

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Attention: Cynthia A. Rotell

Fax: (213) 891-8763

To the Investor:

Viscaria Limited

c/o Aspen Secretarial Services

Lemesou, 77

Elia House

P.C. 2121, Nicosia, Cyprus

Attention: Secretary of the Company

Fax: + 357 2241 8801

with copies to (solely in its capacity as investment advisor or investment manager as the case may be), which shall not constitute notice to Investor:

Apax Partners Europe Managers Limited

33 Jermyn Street

London SW1Y 6DN

United Kingdom

Attention: Salim Nathoo

Fax: +44 20 7666 6441

and

Apax Partners India Advisers Private Limited

2nd Floor, Devchand House

Shivsagar Estate

Dr Annie Besant Road

Worli, Mumbai 400 018, India

Attention: Shashank Singh

    Rohan Haldea

Fax: +91 22 4050 8444

with a copy to (which shall not constitute notice to Investor):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Frederick Tanne

    Susan J. Zachman

Fax: 212-446-6460

To the Shareholders:

1000 Commerce Drive,

Suite 500

Pittsburgh, PA 15275

Attention: Sunil Wadhwani

Fax: 412-291-1188

and

1000 Commerce Drive,

Suite 500

Pittsburgh, PA 15275

Attention: Ashok Trivedi

Fax: 412-291-1154

with a copy to (which shall not constitute notice):

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, PA 15222-2716

Attention: James J. Barnes

Fax: (412) 288-3063

Section 7.3 Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, each of the Shareholders and the Investor, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by the Company, the

Shareholders or the Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 7.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that each Investor may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to any Affiliate of an Investor, but no such assignment shall relieve such Investor of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Each Investor shall cause any assignee thereof to perform its obligations under this Agreement and shall be responsible for any failure of such assignee to comply with any representation, warranty, covenant or other provision of this Agreement.

Section 7.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 7.6 Entire Agreement; Benefit. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.7 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

Section 7.8 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Pennsylvania, without giving effect to any choice or conflict of law provision or rule (whether of the State of Pennsylvania or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Pennsylvania.

Section 7.9 Jurisdiction; Enforcement. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 7.10 Remedies. The Company and each of the Shareholders acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the Investor will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. The Company and each of the Shareholders agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by the Investor shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.11 Titles and Subtitles; Rules of Construction. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. Defined terms used in this Agreement in the singular shall include the plural and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” Any definitions used herein defined in the plural shall be deemed to include the singular as the context may require and any definitions used herein defined in the singular shall be deemed to include the plural as the context may require. Wherever reference is made herein to the male, female or neuter genders, such reference shall be deemed to include any of the other genders as the context may require.

Section 7.12 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

Section 7.13 Counterparts; Facsimiles and Electronic Copies. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or other electronic copy (including copies sent via email), which shall be deemed an original.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

COMPANY:

iGATE CORPORATION

By:	/s/ Sujit Sircar
	Name:	Sujit Sircar
	Title:	Chief Financial Officer

[Signature Page to Voting and Standstill Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

VISCARIA LIMITED

By:	/s/ Andreas Athinodorou
Name: Andreas Athinodorou
Title: Director

[Signature Page to Voting and Standstill Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:

/s/ Sunil Wadhwani

[Signature Page to Voting and Standstill Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:

WADHWANI PARTNERS NO. 1 LP

By:	/s/ Sunil Wadhwani
Name: Sunil Wadhwani
Title: Majority in Interest of the General Partners

[Signature Page to Voting and Standstill Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:

WADHWANI PARTNERS NO. 2 LP

By:	/s/ Sunil Wadhwani
Name: Sunil Wadhwani
Title: Majority in Interest of the General Partners

[Signature Page to Voting and Standstill Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:

SUNIL AND NITA WADHWANI FAMILY FOUNDATION

By:	/s/ Sunil Wadhwani
Name: Sunil Wadhwani
Title: Director, President and Treasurer

[Signature Page to Voting and Standstill Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:

/s/ Ashok K. Trivedi

[Signature Page to Voting and Standstill Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:

THE TRIVEDI FAMILY QUALIFIED SUBCHAPTER S TRUST

By:	/s/ Ashok K. Trivedi
Name: Ashok K. Trivedi
Title: Co-Trustee

[Signature Page to Voting and Standstill Agreement]